UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2018

 CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer ID)

105 Leader Heights Road, PO Box 2887, York, Pennsylvania	17405
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code - (717) 747-1519

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 13, 2018, the Board of Directors of Codorus Valley Bancorp, Inc. (the “Corporation”) appointed Diane E. Baker, CPA, to the position of Executive Vice President and Chief Operating and Risk Officer of the Corporation’s wholly-owned subsidiary, PeoplesBank, a Codorus Valley Company (the “Bank”). Ms. Baker was initially employed by the Bank in December, 1994 as Staff Accountant and most recently had been Senior Vice President and Chief Risk Officer of the Bank since March, 2016. She is Vice President, Assistant Secretary and Assistant Treasurer of the Corporation.

Ms. Baker may, from time to time, be a party to certain loans with the Bank that were (or will be) made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date: February 20, 2018	By:	/s/ Larry J. Miller
Larry J. Miller,
Chairman, President and
Chief Executive Officer
(Principal Executive Officer)